SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT
                                 June 14, 2000


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: June 14, 2000




                           ALANCO TECHNOLOGIES, INC.
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            (Exact name of registrant as specified in its charter)




         Arizona                                            86-0220694

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     (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                 Identification No.)





         15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260
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       (Address of principal executive offices)               (Zip Code)




                                (480) 607-1010
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             (Registrant's telephone number, including area code)



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 12, 2000 Alanco Technologies, Inc. (the "Company") elected to terminate its relationship with Hein + Associates LLP , as the Company's independent public accountants. The decision was made due to projected increases in audit costs resulting from the expansion of Alanco Technologies, Inc. operations in Phoenix, Arizona, while the independent public accountants are in Denver, Colorado. As of June 12, 2000 the Company has appointed Semple & Cooper LLP, Phoenix, Arizona, as the Company's independent public accountants for the fiscal year ended June 30, 2000.


     Hein + Associates LLP's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was approved by the Company's Board of Directors, who also expressed appreciation for the superlative work performed by Hein + Associates.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Hein + Associates LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Hein + Associates LLP, would have caused Hein + Associates LLP to make a reference to the subject matter of this disagreement in connection with its report.

     The Company has requested that Hein + Associates LLP review this Report and furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or in any respect in which it does not agree with the statements made by the Company herein. Such letter, which states that Hein + Associates LLC is in agreement with the statements herein, is attached as Exhibit 1.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 14, 2000                         ALANCO TECHNOLOGIES, INC
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                                            (Registrant)



                                            /s/ John A. Carlson
                                            ----------------------
                                            John A. Carlson
                                            Chief Financial Officer


EXHIBIT
NUMBER
16.1 Letter re Change in Certifying Accountant of Hein + Associates LLP, dated June 12, 2000